UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019 (August 6, 2019)

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1105 Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019, Mr. Chun Hin Leslie Chow tendered his resignation as Chief Executive Officer of Takung Art Co., Ltd (the “Company”) for personal reasons. In order to fill the vacancy, the Company’s Nominating and Compensation Committee met on August 6, 2019 to nominate Ms. Fang Mu as the Company’s new Chief Executive Officer. On August 6, 2019, the Company’s Board of Directors approved Ms. Mu’s appointment.

Ms. Mu’s compensation as Chief Executive Officer of the Company is set forth in an employment agreement between Ms. Mu and the Company, dated August 6, 2019. Pursuant to the agreement, Ms. Mu will receive a monthly salary of 30,000 HKD for her services as Chief Executive Officer. She will be subject to a three (3)-month probationary period, during which either party may terminate her employment without notice or payment in lieu of notice during her first month, and thereafter with seven (7) days’ notice in writing or seven (7) days’ salary in lieu of notice for the remainder of her probationary period. After her probation, either party may terminate her employment with one (1) month’s written notice or one (1) month’s salary in lieu of notice. Ms. Mu’s employment is also subject to customary benefits such as paid time off, sickness allowance, and other rights and benefits provided.

Ms. Mu, age 33, has extensive experience in corporate finance, accounting, and human resource management. She is familiar with artwork storage, appraisal, and other facets related to the trading of art works. Her experience also includes budgeting, forecasting, financial planning and analysis, human source management and commercial insurance. She has served as the Vice President of Takung Cultural Development (Tianjin) Co. Ltd, one of the Company’s subsidiaries since 2016. She has relinquished this position with effect from August 6, 2019. From 2009 to 2016, Ms. Mu worked as Financial Controller of Tianjin Cultural and Artwork Exchange Company. From 2008 to 2009, Ms. Mu served as an assistant auditor of Tianjin Zhong He Xin Cheng CPA Firm. Ms. Mu was recently qualified as a Professional Art Appraiser by the Beijing Open University in 2019. She graduated from Tianjin University of Finance and Economics in 2008 with a double degree in Audit and Finance.

There is no family relationship between Ms. Mu and any of our other officers and directors. Except for the employment agreement described below and her prior position as Vice President of Takung Cultural Development (Tianjin) Co. Ltd, none of which involved an amount in excess of $120,000, Ms. Mu has not had any transactions with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the employment agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the employment agreement attached hereto as Exhibits 10.1, which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement between Ms. Fang Mu and Takung Art Co., Ltd dated August 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: August 6, 2019

/s/ Jehn Ming Lim
Name: Jehn Ming Lim
Title: Chief Financial Officer